EXHIBIT 3.1

                       CONSENT OF RICHARDSON & ASSOCIATES


         The undersigned law firm hereby consents to the inclusion of its report on the validity of issuance of shares of Imaging3, Inc., and to the reference to it as legal counsel for Imaging3, Inc., in the Registration Statement on Form S-8 for Imaging3, Inc. dated June 16, 2010.




/s/ Richardson & ASSOCIATES
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Santa Monica, California

June 16, 2010